UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

KCG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 31, 2013, the Daniel V. Tierney 2011 Trust (the “Trust”), a holder of greater than 10% of the outstanding shares of Class A common stock (“Common Stock”) of KCG Holdings, Inc. (the “Company”), adopted a pre-arranged stock trading plan in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934 (the “Exchange Act”), pursuant to which the Trust may make sales of the Company’s Common Stock. Daniel Tierney, a member of the board of directors of the Company, is the settlor and sole beneficiary of the Trust.

On November 1, 2013, Serenity Investments, LLC (“Serenity”), a holder of greater than 10% of the outstanding shares of Common Stock of the Company adopted a pre-arranged stock trading plan in accordance with guidelines specified under Rule 10b5-1 of the Exchange Act, pursuant to which Serenity may make sales of the Company’s Common Stock. Serenity is controlled by Stephen Schuler, a member of the board of directors of the Company.

The plans enable Serenity and the Trust to diversify their investment portfolios and reduce the risk of over concentration in the Company’s Common Stock. For more information on these plans, see Amendment No. 1 to Schedule 13D filed by the Trust on November 1, 2013 and Amendment No. 1 to Schedule 13D filed by Serenity on November 4, 2013.

Additionally, on October 31, 2013, Daniel Coleman, Chief Executive Officer of the Company, adopted a pre-arranged stock trading plan in accordance with guidelines specified under Rule 10b5-1 of the Exchange Act, pursuant to which Mr. Coleman may make purchases of the Company’s Common Stock.

All 10b5-1 plans described herein were adopted during an authorized trading period and transactions under the plans are subject to certain conditions contained in the plans, including conditions relating to the trading price of the Common Stock. Under Rule 10b5-1 trading plans, trades may be executed at times when an officer or director is in possession of material non-public information provided the trade is executed based on the application of a formula or binding instructions determined at the time the trading plan was arranged and the trading plan was entered into at a time when the officer or director was not in possession of material non-public information. Any transactions that occur under these plans will be publicly disclosed in accordance with U.S. securities laws. The Company does not undertake to report 10b5-1 trading plans that may be adopted by any officers or directors in the future, or to report any modification or termination of any trading plan, whether or not the plan was publicly announced, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: November 5, 2013

KCG HOLDINGS, INC.

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	General Counsel and Corporate Secretary